EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of March, 2004 by and between North Bay Bancorp, a California corporation (the "Company"), and Terry L. Robinson (the "Employee").


                                   BACKGROUND

         WHEREAS, the Employee is currently employed by the Company and has served as the Company's President & Chief Executive Officer since the Company's inception.

         WHEREAS, the Employee possesses valuable knowledge and skills that have contributed to the operation of the Company and its subsidiary banks;

         WHEREAS, the Company desires to continue Employee's employment and the Employee is willing to continue to be employed by the Company;

         WHEREAS, the Company and the Employee desire to enter into this Agreement upon the terms and subject to the conditions hereinafter set forth in place and instead of that certain Employment Agreement entered into between The Vintage Bank and Employee as of March 1, 1999.

         NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto hereby agree as follows:

         1. Employment

                  1.1 General. The Company hereby employs the Employee as President and Chief Executive Officer on the terms and subject to the conditions contained in this Agreement, and the Employee hereby accepts such employment on the terms and subject to the conditions contained in this Agreement.

                  1.2 Duties of Employee. During the Term of this Agreement, the Employee shall diligently perform all duties and responsibilities reasonably accorded to and expected of the President and Chief Executive Officer of the Company and as may be assigned to him by the Board of Directors of the Company (the "Board of Directors"), and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Company as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability and use his best efforts to promote the interests of the Company. The Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

                  1.3 Place of Performance. Except for required travel for the Company's business, the Employee shall perform his duties and responsibilities from the offices of the Company and its subsidiaries.

         2. Term. Subject to the provisions of Section 4 of this Agreement, the parties acknowledge that the term of Employee's employment, under this Agreement shall commenc on March 1, 2004 (the "Effective Date") and continue hereunder until the third anniversary of the Effective Date (the "Initial Term"). Unless the Employee shall have notified the Company, or the Company shall have notified the Employee, not less than sixty days prior to the expiration of the Initial Term of such party's election not to continue the Term of this Agreement, upon expiration of the Initial Term, the Employee's employment hereunder shall continue until the fourth anniversary of the Effective Date and thereafter shall continue on a year-to-year basis unless either party notifies the other, not less than sixty days prior to expiration of the then current Renewal Term, of such party's election not to continue the Term of this Agreement (each such additional one-year period, a "Renewal Term"; the Initial Term and any Renewal Term are collectively referred to hereinafter as the "Term"). The election by the Company not to continue the Term of Employee's employment for a Renewal Term shall not be deemed a termination without cause pursuant to Section 4.1(b) hereof.

         3. Compensation.

                  3.1 Salary. During the Term of the Employee's employment hereunder, the Employee shall receive an annual salary of two hundred twelve thousand dollars ($212,000.00) payable at such times and in such manner as the Company's normal payroll schedule may from time to time provide. Employee's annual salary shall be subject to annual adjustment as may be determined by the Board of Directors in its sole and absolute discretion.

                  3.2 Incentive Compensation. The Employee shall be eligible to receive as additional compensation each year during his employment hereunder, as determined by the Board of Directors or an applicable committee thereof, in accordance with the terms of an incentive compensation plan adopted annually by the Board of Directors. Such additional compensation (if any) to be paid at a time or times and in a manner consistent with the Company's normal practices for the payment of bonuses, or as the Board of Directors or applicable committee may otherwise determine.

                  3.3 Benefits. During his employment hereunder, the Employee shall be entitled to participate in all plans adopted for the general benefit of the Company's management employees, including medical plans and 401(k) plan, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. In the event Employee's employment hereunder is terminated and the Employee is entitled to compensation pursuant to Section 4.4(d), the Employee shall be entitled to continue to participate in the Company's medical plan until the earlier of (a) expiration of the applicable payment period set forth in Section 4.4(d)(i) or (ii) or (b) the date Employee obtains new employment.

                  3.4 Paid Time Off. During each calendar year of his employment hereunder, the Employee shall be entitled to paid time off in accordance with the Company's paid time off policy set forth in the Company's Employee Handbook as in effect from time to time. Notwithstanding anything contained in the foregoing, Employee shall take not less than five (5) consecutive days of paid time off during each calendar year during the Term of this Agreement. Employee may be absent from his employment for paid time off only at such time as the Board of Directors shall determine from time to time.

                  3.5 Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Company to the Employee hereunder or otherwise arising out of, related or incidental to or in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

                  3.6  Reimbursement  of  Expenses.  Subject  to  the  Company's
reimbursement policies in effect from time to time, the Company agrees to reimburse the Employee for all reasonable business travel and other out-of-pocket expenses incurred by the Employee in the discharge of his duties hereunder, including travel, entertainment, parking, tolls, business meetings, professional dues, and the dues associated with maintaining membership at
Silverado Country Club & Resort.. All reimbursable expenses shall be appropriately documented in reasonable detail by the Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state record keeping requirements.

                  3.7 Automobile. The Company will pay to Employee an automobile allowance in the amount of seven hundred fifty dollars ($750) per month. The Employee shall be responsible for insurance and maintenance costs associated with such automobile's operation. The Company will reimburse the Employee for mileage. Employee shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including Employee for at least a minimum of $300,000 for bodily injury or death to any one person in any one accident, and $100,000 for property damage in any one accident. The Employer shall be named as an additional insured and Employee shall provide Employer copies of policies evidencing insurance and Employer's inclusion as an additional insured.

         4. Termination

                  4.1 By Company.

                           (a) With Cause. Notwithstanding any provision in this
Agreement to the contrary, the Employee's employment hereunder may be terminated by the Company at any time for "Cause," and such termination shall be effective immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist if, in the reasonable judgment of the Board of Directors: (a) the Employee commits fraud, theft or embezzlement against the Company, or any subsidiary or affiliate thereof; (b) the Employee commits a felony or a crime involving moral turpitude;
(c) the Employee compromises trade secrets or other proprietary information of the Company, or any subsidiary or affiliate thereof; (d) the Employee breaches any non-solicitation agreement with the Company, or any subsidiary or affiliate thereof; (e) the Employee breaches any of the terms of this Agreement (other than those referenced in clauses (c) and (d) of this Section 4.1(a)) and fails to cure such breach within ten (10) days after the receipt of written notice of such breach from the Company; (f) the Employee engages in any grossly negligent act or willful misconduct that causes, or could be reasonably expected to cause, harm to the business, operations or reputation of the Company, or any subsidiary or affiliate thereof; or (g) the Company, or any subsidiary or affiliate thereof, is ordered to terminate this Agreement by any governmental regulatory agency with supervisory authority over the Company, or any subsidiary or affiliate thereof.

                           (b) Without  Cause.  The Company may at any time,  in
its sole and absolute discretion, terminate the employment of the Employee hereunder without Cause, or otherwise without any cause, reason or justification, provided that the Company provides to the Employee written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice.

                           (c) For  Disability of the Employee.  If, as a result
of incapacity due to physical or mental illness or injury, the Employee shall have been unable to perform the essential functions of his position, with or without reasonable accommodation, on a full-time basis for a period of sixty
(60) consecutive days, or for a total of ninety days in any twelve-month period (a "Disability"), then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate the Employee's employment hereunder if the Employee is unable to resume his full-time duties at the conclusion of such notice period.

                  4.2 Death of the Employee. This Agreement shall immediately cease and terminate upon the death of Employee.

                  4.3 Termination by Employee. The Employee may terminate his employment under this Agreement upon not less than ninety (90) prior written notice to the Company. Upon learning that the Employee is terminating his employment under this Agreement, the Company may, in its sole discretion but subject to its other obligations under this Agreement, relieve Employee of his duties under this Employment Agreement, and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

         4.4 Compensation Upon Early Termination.

                           (a) As a Result of Death,  Cause or  Resignation.  If
the Employee's employment under this Agreement is terminated prior to the scheduled expiration of the Term by reason of his death, termination by the Company for Cause or resignation by the Employee, the Employee shall be entitled to be paid solely (i) the Employee's salary then in effect through the effective date of termination, (ii) any accrued vacation due pursuant to Section 3.4,
(iii) any amounts due pursuant to Section 3.6, (iv) those benefits, if any, that have vested by operation of state or federal law or under any written term of a plan ("Vested Benefits"), and (v) health care coverage continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA Rights"), and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee. In the case of termination as a result of the death of Employee, any amounts due pursuant to this Section 4.4(a) shall be paid to the Employee's estate, heirs (at law), devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants.

                           (b) By the  Company  other than for Cause.  Except as
otherwise expressly provided in Section 4.4(d), if, prior to the scheduled expiration of the Term, the Company terminates the Employee's employment without Cause, the Employee shall be entitled to receive and be paid solely (i) the Employee's salary then in effect until the expiration of six months following the effective date of the termination of Employee's employment payable over such period at the Company's regular and customary intervals for the payment of salaries as in effect from time to time ("Severance Pay"), (ii) any accrued vacation due pursuant to Section 3.4, (iii) any amounts due pursuant to Section 3.6, (iv) any Vested Benefits, and (v) any COBRA Rights, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee. The payment of Severance Pay shall constitute liquidated damages in lieu of any and all claims by the Employee against the Company, shall be in full and complete satisfaction of any and all rights which the Employee may enjoy hereunder, and shall constitute consideration for a full and unconditional release of any and all liability of the Company or any of its shareholders, benefit plans, affiliate companies, subsidiaries, and the directors, officers, employees, trustees and agents of such entities and their successors or assigns, arising out of this Agreement or out of the employment relationship between the Employee and the Company (in the form of Exhibit A, hereafter the "Release"). Payment of the Severance Pay is expressly conditioned upon receipt by the Company of the Release executed by the Employee.

                           (c)  Disability.   For  the  sixty  (60)  day  period
following onset of the Employee's Disability, Employee shall be entitled to receive and be paid solely (i) the Employee's salary then in effect until the expiration of said sixty (60) day period payable over such period of time at the Company's regular and customary intervals for the payment of salaries as in effect from time to time, (ii) any accrued vacation due pursuant to Section 3.4,
(iii) any amounts due pursuant to Section 3.6, (iv) any Vested Benefits, and (v) any COBRA rights. Following expiration of the sixty (60) day period, the Employee shall be entitled to receive and be paid solely a salary at a rate commensurate with the benefit Employee is eligible to receive under any disability policy maintained by the Company for a period of one hundred twenty (120) days or until Employee's benefits under any disability policy maintained by the Company for the Employee commences, whichever period is shorter, payable over such period of time at the Company's regular and customary intervals for the payment of salaries as in effect from time to time, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

                           (d)  Change  in  Control.   Notwithstanding  anything
contained in the foregoing, if within one year of the effective date of a Change in Control (as defined below) (i) Employee's employment under this Agreement is terminated by the Company, its assignee or successor, without Cause (including, for purposes of this Section 4.1(d), an election by the Company not to continue to Term of Employee's employment) or (ii) Employee terminates his employment under this Agreement on account of (y) Employee's position, responsibilities or working conditions being substantially diminished or (z) a material reduction in the Employee's compensation or benefits, the Employee shall be entitled to receive and be paid, in lieu of compensation payable pursuant to Section 4.4(b), an amount equal to three (3) times (a) the Employee's annual salary then in effect plus (b) the average of the incentive compensation paid to the Employee for the two most recently completed fiscal years of the Company. Said amount shall be payable to the Employee for a period of thirty six (36) months following the effective date of the termination of the Employee's employment (the "Date of Termination"). Said amount shall be payable for such period at the Company's regular and customary intervals for the payment of salaries as in effect from time to time. In addition, the Employee shall be entitled to receive and be paid (v) any accrued vacation due pursuant to Section 3.4, (w) any amounts due pursuant to Section 3.6, (x) any Vested Benefits, (y) any COBRA rights, and (z) prorated incentive compensation for the current fiscal year of the Company.

                           (e) Change in Control  Defined.  "Change in  Control"
means in any transaction or related series of transactions: (a) the acquisition (other than solely from the Company), by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

                           (f)  Tax   Gross-Up   Payment.   In  the   event  the
compensation payable to the Employee pursuant to and by reason of Section 4.4(d) hereof and otherwise payable by the Company to the Employee by reason of a Change in Control (including without limitation, accelerated vesting of stock options and other compensation payable outside of this Agreement (together the "Total Benefits"), but determined without regard to any additional payments required under this Section 4.4(f)) constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code (the "Code") and the Employee will be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate compensation payable to the Employee pursuant to and by reason of Section 4.4(d) shall be increased by an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any excise tax on the Total Benefits and any federal, state and local income tax, excise taxes and FICA Medicare withholding taxes upon the Gross-Up Payment shall be equal to the Total Benefits. The Gross-Up Payment shall be calculated, and all assumptions to be utilized in performing such calculation, shall be made by the Company's independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within fifteen (15) business days after the Date of Termination (defined in Section 4(d)(i)). The calculation of the Gross-Up Payment by the Accounting Firm shall be binding upon the Company and Employee unless with ten (10) business days of receiving the calculations from the Accounting Firm either party objects to the calculation by serving upon the other party a written notice of objection (which shall contain specific details supporting the objection). In the event of a timely objection to the calculation, the Company and Employee shall meet and in good faith attempt to resolve the objection. If the parties fail to resolve the objection with ten
(10) business days of receipt of the objection, either party may initiate arbitration, and the dispute shall be resolved by arbitration, pursuant to
Section 11 hereof. All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Company. The Gross-Up Payment shall be added to the aggregate compensation payable to the Employee pursuant to and by reason of
Section  4.4(d) and be payable over the  applicable  payment period set forth in
Section  4.4(d)(i)  or (ii),  subject to  withholding  pursuant  to Section  3.5 hereof.

                  4.5  Expiration  of  the  Term.  If  not  sooner   terminated,
Employee's employment hereunder shall terminate on the expiration of the Initial Term or the Renewal Term, as applicable. Not less than 45 days prior to the scheduled expiration of Employee's employment hereunder, the parties agree to commence discussions with respect to the possible extension of the Term of this Agreement, possible execution of a new employment agreement or other possible continuation of the Employee's employment (it being understood and agreed that no such discussion shall imply any current or future obligation or commitment to enter into any such agreement or extension or any other expressed or implied arrangement for the continued employment of the Employee following the expiration of the Initial Term or any other termination of the Employee's employment hereunder).

         5. Agreement Not to Solicit Customers. The Employee agrees that, during the Term of his employment with the Company or any entity owned by or affiliated with the Company (whether pursuant to this Agreement or otherwise), and for two (2) years following the termination thereof whether or not for any reason whatsoever, he will not, either directly or indirectly, use any Confidential Information (defined in Section 7) in connection with calling on, soliciting, or taking away as a client, customer or prospective client or customer, or attempting to call on, soliciting, or taking away as a client, customer or prospective client or customer, any person or entity that was a client, customer or prospective client or customer of the Company, or any subsidiary or affiliate thereof. For purposes of this agreement "prospective client or customer" shall include any person or entity with whom the Company has had contact for the purpose of soliciting business within the six months prior to the termination of employment or whom the Company intended to contact for the purpose of soliciting business within six months after termination of employment, of which contact or intended contact the Employee had knowledge while employed by the Company.

         6. Agreement Not to Solicit Employees. The Employee agrees that during the Term of his employment with the Company or any entity owned by or affiliated with the Company (whether pursuant to this Agreement or otherwise), and for two
(2) years following the termination thereof whether or not for any reason whatsoever, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or divert, attempt to solicit or divert or induce or attempt to induce to discontinue employment with the Company, or any subsidiary or affiliate thereof, any person employed by the Company, or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company, or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

         7.   Ownership   and   Non-Disclosure   and  Non-Use  of   Confidential
Information.

                  7.1 Confidential Information. As used in this Agreement, "Confidential Information" shall mean all customer deposit, loan, sales and marketing information, business and/or strategic plans, customer account
records,   proprietary  receipts  and/or  processing   techniques,   information
regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent that the Employee can show that the same is or becomes publicly known through no action, omission, fault or breach of this Agreement by the Employee.

                  7.2 Ownership. The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. The Employee agrees that upon request by the Company, and in any event upon termination of the Employee's employment with the Company whether or not for any reason whatsoever, the Employee shall deliver to the Company all property belonging to the Company, or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession.

                  7.3 Non-Disclosure and Non-Use. The Employee agrees that he will not, either during the Term of his employment hereunder or at any time thereafter, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Employee's duties hereunder.

         8. Reasonableness of Restrictions. In the event that any provision relating to time period set forth in Section 5, 6, or 7 shall be held by a court of competent jurisdiction to exceed the maximum time period that the court deems reasonable and enforceable, the time period which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period of such restriction as to such jurisdiction.

         9. Enforceability. Any provision of this Agreement which is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such holding of invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10. Injunction. The Employee represents that his experience and capabilities are such that the provisions of Sections 5, 6, and 7 will not prevent him from earning his livelihood, and acknowledges that a breach by the Employee of any of the covenants contained therein will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5, 6, and/or 7 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, without any requirement to post bond or other security and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         11. Arbitration. Subject to the provisions of Section 10 hereof regarding the remedy of injunctive relief, any dispute (whether based on contract, tort, or statutory duty or prohibition) arising out of or in connection with this Agreement shall be submitted to binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (as modified by this Agreement) by one arbitrator, designated in accordance with those rules. No one who has ever had any business, financial, family, or social relationship with any party to this Agreement shall serve as an arbitrator unless the related party informs the other party of the relationship and the other party consents in writing to the use of that arbitrator.

         The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim. A prearbitration hearing shall be held within twenty (20) business days after the arbitrator's selection. The arbitration shall be held within ninety (90) calendar days after the prearbitration hearing. The arbitrator shall establish any deadlines to accomplish this goal. The arbitration shall take place in Napa, California, at a time and place selected by the arbitrator.

         Each party shall be entitled to discovery of essential documents and witnesses, as determined by the arbitrator. No less than thirty (30) calendar days before the arbitration, a party may serve a document request calling for any document that would be discoverable in a state civil proceeding. The served with this request shall deliver the requested documents and any objections within ten (10) calendar days. The arbitrator may resolve any dispute over the exchange of documents. Each party may take no more than three (3) depositions, unless additional depositions are allowed by the arbitrator for good cause. All depositions must be completed as of fifteen (15) calendar days before the arbitration hearing unless the parties otherwise agree. The arbitrator may resolve any dispute over the depositions as they would be resolved in a state civil proceeding. Any motion may be heard by the arbitrator on three (3) days notice unless the parties otherwise agree. The arbitrator shall apply California law.

         The parties agree that all information supplied by any party shall be deemed to be confidential information, and the arbitrator and other participants in the dispute shall protect such information from disclosure to the same extent as confidential information under Section 7 of this Agreement.

         The arbitrator shall have the following powers:

                  (a) To issue subpenas for the attendance of witnesses and subpenas duces tecum for the production of books, records, documents, and other evidence;

                  (b)      To order depositions to be used as evidence;

                  (c) Consistent with the discovery procedures enumerated above, to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court;

                  (d) To conduct a hearing on the arbitration issues and related legal and discovery issues;

                  (e)      To administer oaths to parties and witnesses;

                  (f)      To  award   damages  and  remedies   which  would  be
                           available in a civil action before a California superior court;

                  (g) To award expenses and fees of arbitration as the arbitrator deems proper; and

                  (h) To order such other relief as the arbitrator deems proper.

         Within fifteen (15) calendar days after completion of the arbitration, the arbitrator shall submit a tentative decision in writing specifying the reasoning for the decision and any calculations necessary to explain the award. Each party shall have fifteen (15) calendar days in which to submit written comments to the tentative decision. Within ten (10) calendar days after the deadline for written comments, the arbitrator shall announce the final award. Any party may enter the final award as a judgment in any court of competent jurisdiction.

         The Company shall pay the arbitrator's expenses and fees, all meeting room charges, and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Unless otherwise ordered by the arbitrator, each party shall pay its own attorney fees, witness fees and other expenses incurred by the party for his or its own benefit. The arbitrator may award the prevailing party his or its expenses and fees of arbitration, including reasonable attorney fees and costs, including witness fees, in such proportion as the arbitrator decides.

         12. No Prior Agreements. The Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions in any manner similar to those contained in Sections 5, 6, and/or 7 hereof. The Employee further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

         13. Assignment. The Employee shall not delegate his employment obligations pursuant to this Agreement to any other person. This Agreement may be assigned by the Company without the Employee's consent. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's present or future parents, subsidiaries, divisions and affiliates.

         14. Employer's Authority. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Company, as adopted by the Company from time to time with respect to the performance of the duties of the Employee. The Employee acknowledges that he has no authority to enter into any material long term contracts or other obligations that are binding upon the Company unless such contracts or obligations relate to approved budgeted expenditures or are otherwise authorized by the Board of Directors. The Company shall have the power to direct, control and supervise the duties to be performed by the Employee, the manner of performing said duties, and the time of performing said duties.

         15. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any of the conflicts of laws provisions thereof that would compel the application of the substantive laws of any other jurisdiction. The Company and the Employee each hereby irrevocably submit to the jurisdiction of the state or federal courts located in the State of California in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter.

         17. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) on the date of the service if served personally on the party to whom notice is to be given, (b) on the date of transmission if transmitted by facsimile with confirmation of receipt, (c) on the date of receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid or by overnight courier service (i.e., Federal Express or equivalent) and unless either party should notify the other of a change of address properly addressed as follows, or (d) otherwise on the date of receipt when the intended recipient has acknowledged receipt:

                           (i) If to the Employee:

                           Terry L. Robinson
                           54 Seabreeze Court
                           Napa, CA  94558

                           (ii) If to the Company:

                           North Bay Bancorp
                           1500 Soscol Avenue
                           P.O. Box 2200
                           Napa, California  94559
                           Attention:  Chairman of the Board
                           Facsimile:  (707) 257-8025

         18. Binding Effect. The obligations of the Employee under this Agreement shall continue after the expiration of this Agreement and the termination of his employment with the Company for any reason, shall be binding upon his heirs, executors, personal representatives, legal representatives and assigns and shall inure to the benefit of any successor and assigns of the Company.

         19. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement or any part thereof shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         20. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         21. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns, any rights or remedies under or by reason of this Agreement.

         22. Amendment; Modification; Waiver. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Company and the Employee. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

         THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONSAND THAT SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                                                EMPLOYEE


                                                ________________________________
                                                Terry L. Robinson



                                                COMPANY


                                                By: ____________________________
                                                    David B. Gaw
                                                    Chairman of the Board

                                    EXHIBIT A

                                 GENERAL RELEASE

1. I have been offered by North Bay Bancorp the sum of six (6) months severance (less all customary federal, state and local taxes) (the "Severance Payment") for and in consideration of the execution of this General Release (the "Release").

2. I acknowledge that I am not otherwise entitled to receive the Severance Payment referenced in paragraph 1 above.

3. I understand that my execution of this Release is voluntary, and that if I do not accept this Severance Payment, I will not lose any other rights that I may have under other policies or programs of the North Bay Bancorp.

4.       I accept the Severance Payment.

5. In consideration for the Severance Payment, I unconditionally release North Bay Bancorp and any of its shareholders, benefit plans, affiliate companies, subsidiaries, and the directors, officers, employees, trustees and agents of such entities and their successors or assigns (collectively hereinafter, the "Company") from any and all claims arising out of the employment relationship between the Company and me or the termination of my employment with the Company. I agree that this Release is meant to be as general as possible and covers all claims of any nature whether or not I know the claims exist at this time, including but not limited to contract claims, tort claims, and claims under any state, federal, or local law. Without limiting the general nature of this Release, I specifically release the Company from any and all claims under federal or state civil rights and discrimination laws, including but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities in Employment Act, and the Equal Pay Act.

6. However, nothing in this Release prohibits me from filing a charge of discrimination or cooperating in any proceeding before the California Department of Fair Employment and Housing ("CDFEH") or the Equal Employment Opportunity Commission ("EEOC"). This Release only constitutes a waiver by me of my right to file a suit against the Company on the claims set forth in paragraph 5 and a waiver by me of any right to receive compensation based on claims, if any, brought by the CDFEH or the EEOC.

7. In further consideration for the Severance Payment, I agree and warrant that all Company files, papers and property that have been in my possession, custody or control during my employment have been returned to the Company and will not be copied or removed from the premises. I further agree that I will not disclose the terms of this Release except to my attorney and/or tax consultant, or as required by law. I also agree that I am still bound by certain provisions of the Employment Agreement that I signed on March 1, 2004 according to the terms thereof.

8. I understand I have a seven consecutive calendar day period to revoke my assent to this Release beginning with today's date. If I choose to rescind this Release, I will notify the Chairman of the Board of the Company, both verbally and confirmed in writing within seven days. With the exception of the provisions of paragraph 7, this Release will not be effective or enforceable until the foregoing revocation period has expired.

9. The amounts provided under this Release are not offered in connection with any specific exit incentives or other employment termination program.

10. I agree not to disparage the Company, its officers, employees or agents of the Company either within the Company or externally in any way.

11. I warrant that I have not assigned any right or claim released in this Release.

12.      This Release is binding on my heirs and assigns.

13. In executing this Release, I am not relying on any representations made to me by the Company.

14. I expressly assume any risk that the facts and law concerning this Release may be other than as presently known to me.

15. This Release constitutes the sole and entire agreement I have with the Company and supersedes any and all understandings and agreements made prior to the date of this Release.

16. This Release shall be governed in all respects by the laws of the State of California. No action involving this Release or my employment by the Company may be brought except in state or federal courts located in the State of California.

         I HAVE READ AND UNDERSTAND THIS RELEASE AND AGREE TO ALL ITS TERMS.





                                    ____________________________________________
                                    Signature


____________________                ____________________________________________
Date                                                 Print Name